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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-86513, 333-86567 and 333-59803) of Document Sciences
Corporation of our report dated January 26, 2001, except for Note 12 for which the date is February 16, 2001, with respect to the consolidated financial statements and financial data schedule of Document Sciences Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                    /S/ ERNST & YOUNG LLP

                                                        ERNST & YOUNG LLP

March 30, 2001